UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 726-8000

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

International Rectifier Corporation (the “Registrant”) previously reported entering into a Credit Agreement (the “Revolver Agreement”), dated as of November 6, 2006, among the Registrant, certain lenders and JPMorgan Chase Bank, National Association (“JPMorgan”), as Administrative Agent (such lenders and JPMorgan, together, the “Revolver Banks”), providing for, among other things, a revolving credit facility with total commitments in the principal amount of $150,000,000.  The Revolver Agreement has been amended by an Amendment No. 1 to the Revolver Agreement dated May 4, 2007, an Amendment No. 2 to the Revolver Agreement dated June 27, 2007,  an Amendment No. 3 to the Revolver Agreement dated September 13, 2007,  an Amendment No.4, to the Revolver Agreement dated December 14, 2007 and an Amendment No.5, to the Revolver Agreement dated March 17, 2008.

On December 14, 2007, the Registrant and the Revolver Banks entered into Amendment No. 4 to the Revolver Agreement (the “Fourth Amendment”), providing for the Revolver Banks’ agreement that, in light of the ongoing previously disclosed investigation, conducted at the request of the Audit Committee of its Board of Directors by independent investigators hired by outside legal counsel, the Registrant will not be deemed in default in respect of certain representations, warranties, covenants and reporting requirements during a period ending not later than March 31, 2008 (the “Amendment Period’’). In addition, the Fourth Amendment provides that the Revolver Banks shall have no obligation to make any extensions of credit under the Revolver Agreement (other than the renewal of currently outstanding letters of credit in existing amount) until (i)  the Registrant’s investigation has been concluded, (ii) the Revolver Banks have received a report of the results thereof and revised audited consolidated financial statements of the Registrant, reasonably satisfactory to the Revolver Banks, and (iii) no other Default (as defined in the Revolver Agreement) exists.  On March 17, 2008, the Registrant and the Revolver Banks entered into Amendment No. 5 to the Revolving Agreement, pursuant to which the term of the Amendment Period was extended (on substantially identical terms as the Fourth  Amendment) through July 31, 2008.

At March 17, 2008, the Registrant had no borrowings and approximately $4.3 million in letters of credit outstanding under the Revolver Agreement.  As set forth in the Revolver Amendment, the Registrant has agreed to continue to provide cash collateral for any outstanding letters of credit and the Registrant paid an amendment fee to the Revolver Banks.  The Registrant believes it appropriate to have credit facilities available to meet working capital and other needs that may arise over the near term although it currently is not entitled to access those facilities other than renewing the outstanding letters of credit.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the Revolver Amendment which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1

Amendment No. 5, executed and delivered as of March 17, 2008, by and among International Rectifier Corporation, a Delaware corporation (“IRC”), JPMorgan Chase Bank, National Association, as administrative agent, and the other lender parties, with respect to that certain Credit Agreement, dated November 6, 2006, as amended, IRC, the lenders described therein, Bank of America, N.A. as Syndication Agent and HSBC Bank USA, National Association and Deutsche Bank AG New York Branch as Co-Documentation Agents and JPMorgan Chase Bank, National Association, as administrative agent.

Cautionary Information Regarding Forward-looking Statements

This Form 8-K includes some “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate” and “believe.” Such forward-looking statements include, among other things, our statement that the Registrant does not anticipate needs for its credit facilities under its revolving credit line over the near term other than the existing outstanding letters of credit. Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those projected. Factors that could affect the Registrant’s actual results include unanticipated needs for working capital or credit facilities beyond the Registrant’s current financial resources, the risk that lending conditions under the Revolver Agreement may not be met and the effects of other various risk factors and uncertainties disclosed in the Registrant’s reports filed with the Securities and Exchange Commission, including its most recent reports (not including financial information) on Forms 8-K, 10-K and 10-Q. Such forward-looking statements speak only as of the date on which they are made, and the Registrant does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: March 21, 2008	By	/s/ Donald R. Dancer
Donald R. Dancer,
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 5, executed and delivered as of March 17, 2008, by and among International Rectifier Corporation, a Delaware corporation (“IRC”), JPMorgan Chase Bank, National Association, as administrative agent, and the other lender parties, with respect to that certain Credit Agreement, dated November 6, 2006, as amended, among IRC, the lenders described therein, Bank of America, N.A. as Syndication Agent and HSBC Bank USA, National Association and Deutsche Bank AG New York Branch as Co-Documentation Agents and JPMorgan Chase Bank, National Association, as administrative agent.